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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	90-0933943
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

767 Fifth Avenue, 47th Floor, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The following description of the common stock, par value $0.001 per share, of the Company, is qualified in its entirety by reference to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, which are set forth as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5, and are incorporated herein by reference.

A description of the Company’s common stock is set forth under the caption “Description of The Company’s Common Stock” in the prospectus contained in the Company’s Post-Effective Amendment No. 3 to Form S-1 on Form S-3 Registration Statement (File No. 333-201762), filed with the U.S. Securities and Exchange Commission on March 16, 2016 and declared effective on March 18, 2016, including all amendments thereto and any prospectuses or prospectus supplements filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”). Such Prospectus is incorporated herein by reference.

Item 2. Exhibits.

The Company hereby incorporates by reference the following exhibits:

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Filing Date	Filed by

3.1	Amended and Restated Certificate of Incorporation of Voltari Corporation	S-4	02/11/2013	Voltari

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	04/23/2013	Voltari

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	09/12/2014	Voltari
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	09/16/2015	Voltari

3.5	Amended and Restated Bylaws of Voltari Corporation	S-4	02/11/2013	Voltari

4.1	Specimen Stock Certificate for Voltari Corporation Common Stock	S-4	02/11/2013	Voltari
4.2	Specimen Stock Certificate for Voltari Series J Preferred Stock	S-4	02/11/2013	Voltari
4.3	Form of Warrant for Voltari Corporation	S-4	02/11/2013	Voltari
4.4	Warrant Agreement by and between Motricity, Inc. and American Stock Transfer & Trust Company, dated October 11, 2012	8-K	10/12/2012	Motricity

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VOLTARI CORPORATION

Date: December 16, 2016	By:	/s/ Kenneth Goldmann
Kenneth Goldmann, Chief Administrative and Accounting Officer

EXHIBIT INDEX

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Filing Date	Filed by

3.1	Amended and Restated Certificate of Incorporation of Voltari Corporation	S-4	02/11/2013	Voltari

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	04/23/2013	Voltari

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	09/12/2014	Voltari
3.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	09/16/2015	Voltari

3.5	Amended and Restated Bylaws of Voltari Corporation	S-4	02/11/2013	Voltari

4.1	Specimen Stock Certificate for Voltari Corporation Common Stock	S-4	02/11/2013	Voltari
4.2	Specimen Stock Certificate for Voltari Series J Preferred Stock	S-4	02/11/2013	Voltari
4.3	Form of Warrant for Voltari Corporation	S-4	02/11/2013	Voltari
4.4	Warrant Agreement by and between Motricity, Inc. and American Stock Transfer & Trust Company, dated October 11, 2012	8-K	10/12/2012	Motricity